UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/12/2007

JMP Group Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-33448

Delaware	20-1450327
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

600 Montgomery Street, Suite 1100
San Francisco, CA 94111
(Address of principal executive offices, including zip code)

415-835-8900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

As previously announced on August 7, 2007, the Company's Board of Directors has approved a share repurchase program of up to 1 million shares. On September 12, 2007, the Company entered into a contract with its wholly owned broker-dealer subsidiary, JMP Securities LLC, to conduct some of those repurchases pursuant to a plan complying with Rule 10b5-1 of the Securities and Exchange Act of 1934 (the "Exchange Act"). This plan will permit repurchase activity during blackout periods in which certain officers and directors of the Company would not otherwise be able to purchase or sell, or direct the Company to purchase or sell, Company securities. Repurchases made under the plan will comply with the requirements of Rule 10b5-1(c)(1)(i) and, to the extent applicable, Rule 10b-18 under the Exchange Act.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JMP Group Inc.

Date: September 12, 2007	By:	/s/ Janet L. Tarkoff
Janet L. Tarkoff
Chief Legal Officer and Secretary